Exhibit 10.5

April 21, 2026

YA II PN, Ltd.

1012 Springfield Avenue

Mountainside, NJ 07092

Re: Partial Prepayment of Convertible Debenture and Other Agreements

Dear Sirs:

Reference is made to each of the: (a) Purchase Agreement (the “Purchase Agreement”), dated as of March 6, 2026, by and between YA II PN, LTD, a Cayman Islands exempt limited company (the “Investor”), and SunPower Inc., a Delaware corporation (the “Company”); and (b) Convertible Debenture issued by the Company to the Investor on March 6, 2026 and in the original principal amount of $10,000,000 (the “Debenture”). The Company and the Investor may be referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used in this letter but not defined herein have the meanings given to them in the Purchase Agreement.

For good and valuable consideration, the Parties agree as follows:

1. Voluntary Partial Prepayment of Principal Amount of Debenture. The Investor hereby consents to the voluntary prepayment by the Company on the date hereof of $5,000,000.00 principal amount of the Debenture (the “Prepayment Amount”), without penalty, premium or other charge; and the Company hereby agrees to pay the Prepayment Amount to the Investor, by wire transfer of immediately available funds on the date hereof to an account designated by the Investor. As a result of such payment of the Prepayment Amount, the Parties confirm and agree that the outstanding principal amount of the Debenture, immediately following the Company’s payment of the Prepayment Amount, is $5,000,000.00.

2. Amendment to Repayment Schedule. Subject to the receipt of the Prepayment Amount, the Parties hereby agree that the repayment schedule attached as Exhibit II to the Debenture is hereby amended and restated in its entirety by the repayment schedule attached to this letter as Exhibit A.

3. Consent to Convertible Senior Secured Notes Financing. Subject to the receipt of the Prepayment Amount and the continued effectiveness of this letter, the Investor hereby consents to the Company’s sale and issuance (such sale and issuance, the “Financing”) of up to $41,000,000 principal amount of 10.00% Convertible Senior Secured Notes due 2029 (the “10.00% Notes”) on substantially the terms set forth in the form of indenture for the 10.00% Notes attached hereto as Exhibit B (the “Indenture”), provided that the Financing is consummated on or before April 20, 2026. As a result of this consent, the 10.00% Notes issued in the Financing will constitute “Permitted Indebtedness” and the liens to be granted to the collateral agent as contemplated by the Indenture shall constitute “Permitted Liens” for all purposes under the Purchase Agreement, the Debenture, the SEPA and the Note. As soon as possible after the closing of the Financing, the Company shall publicly disclose all material, nonpublic information concerning (i) the Financing and (ii) provided to the Investor by the Company or any of its respective officers, directors, employees or agents in connection with the transactions contemplated hereby.

4. Stockholder Approval. The Investor and the Company hereby agree that Section 7.14 of the Purchase Agreement is amended as follows: (a) the time period set forth in the first sentence of Section 7.14 shall be 150 calendar days from the date of the Purchase Agreement; and (b) in lieu of obtaining the stockholder approval required by Section 7.14 at a Special Meeting, the Company may obtain such approval at its annual meeting of stockholders (so long as such annual meeting is held within 150 days of the date of the Purchase Agreement).

5. Termination. This letter shall terminate in all respects and have no force and effect if the Prepayment Amount is not received on or before April 24, 2026.

6. No Other Amendments. Except as expressly set forth in this letter, the other terms of the Purchase Agreement, Debenture, SEPA, Promissory Note and other Transaction Documents remain in full force and effect. The consent provided under section 3 of this letter shall not constitute a consent or waiver or other amendment by the Investor of any other term or provision of any of the Purchase Agreement, Debenture, SEPA, Promissory Note or any other Transaction Documents except as expressly set forth herein. For the avoidance of doubt, payment of the Prepayment Amount pursuant to section 1 letter applies only to the Debenture, and the full principal amount of the Promissory Note issued pursuant to the SEPA remains outstanding as of the date of this letter.

7. Choice of Law. This letter, and any and all claims, proceedings or causes of action relating to this letter or arising from this letter or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of New York, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of New York. The Parties further agree that any action between them shall be heard in New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County, New York and the United States District Court of the Southern District of New York, sitting in New York, New York, for the adjudication of any civil action asserted pursuant to this letter.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LETTER BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

8. Counterparts. This letter may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com), including by e-mail attachment, shall be deemed to have been duly and validly delivered and be valid as originals and effective for all purposes of this letter.

9. Notices. Article XI of the Purchase Agreement is hereby incorporated by reference, mutatis mutandis.

10. Entire Agreement; Amendments. This letter and the Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their respective Affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this letter and the Transaction Documents contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this letter may be waived or amended other than by an instrument in writing signed by the parties to this letter. The failure of any party hereto to exercise any right, power or remedy provided under this letter or otherwise available in respect hereof at law or in equity, or to insist upon strict compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such right, power or remedy or any other right, power or remedy or to demand strict compliance with such obligations hereunder. No custom or practice of the parties at variance with the terms hereof shall constitute a waiver by any party of its right to exercise any right, power or remedy available to it hereunder or any other right, power or remedy or to demand strict compliance with the terms of this letter.

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IN WITNESS WHEREOF, the parties hereto have caused this letter to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:

SUNPOWER INC.

By:	/s/ Thurman J. Rodgers
Name:	Thurman J. Rodgers
Title:	Chief Executive Officer

INVESTOR:

YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Matt Beckman
Name:	Matt Beckman
Title:	Member

Exhibit A

Repayment Schedule

Principal Amount:	$ 5,000,000.00
Original Issuance Date:	3/5/2026
Installment Date	Installment Principal Amount	Accrued and Unpaid Interest	Payment Premium (3%) (If Applicable)	Installment Amount
May 5, 2026	$ 1,250,000.00	$ -	$ 37,500.00	$ 1,287,500.00
June 5, 2026	$ 1,250,000.00	$ -	$ 37,500.00	$ 1,287,500.00
July 5, 2026	$ 1,250,000.00	$ -	$ 37,500.00	$ 1,287,500.00
August 5, 2026	$ 1,250,000.00	$ -	$ 37,500.00	$ 1,287,500.00
TOTALS:	$ 5,000,000	$ -	$ 150,000	$ 5,150,000

Exhibit B

Form of Indenture

[attached hereto]